                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  AUGUST 22, 1997
                                                         ---------------


                          PERSEPTIVE BIOSYSTEMS, INC.
            ______________________________________________________
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                ______________________________________________
                (State or other jurisdiction of incorporation)


           0-20032                                     04-2987616
    ________________________                     ______________________
    (Commission File Number)                     (IRS Employer Id. No.)


                500 Old Connecticut Path Framingham, MA  01701
             _____________________________________________________
             (Address of principal executive offices)   (Zip Code)

              Registrant's telephone number, including area code:

                                (508) 383-7700
                                ______________
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ITEM 5.   OTHER EVENTS.
          ------------

     On August 22, 1997 the Company issued 1,019,108 shares of its common stock, $.01 par value per share, to Millipore Corporation in payment of the third $10 million installment due upon the redemption by Millipore Corporation of 1,000 shares of the Company's non-voting Series A Redeemable Convertible Preferred Stock, $.01 par value per share (the "Redeemable Preferred Stock"). The Redeemable Preferred Stock was issued to Millipore Corporation in connection with the acquisition of the BioSearch division of Millipore Corporation in August 1994. Pursuant to the terms of the acquisition, the Company has registered such shares for resale by Millipore Corporation.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

     (c)  Exhibits.
          --------

          None.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PERSEPTIVE BIOSYSTEMS, INC.



                                     By: /s/ Noubar B. Afeyan
                                        -------------------------------
                                         Noubar B. Afeyan, Chairman and
                                         Chief Executive Officer

Dated: August 26, 1997

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